EXHIBIT 32.1

Section 1350 Certification

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Ronald J. Ricciardi, the President and Chief Executive Officer (principal executive and financial officer), respectively, of FirstFlight, Inc. does hereby certify that:

1.
The Annual Report on Form 10-K for the years ended December 31, 2008 and 2007 (the “Report”) of FirstFlight, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of FirstFlight, Inc.

Date: April 15, 2009	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer (principal executive and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to FirstFlight, Inc. and will be retained by FirstFlight, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.